Exhibit 10(a)77

                 ENTERGY CORPORATION AND SUBSIDIARIES

                          EQUITY AWARDS PLAN


                               ARTICLE I

                                PURPOSE


1.01 Purpose. The purpose of this Entergy Corporation and Subsidiaries Equity Awards Plan (the "Plan") is to provide eligible key employees with an opportunity to acquire shares of Common Stock (as defined in Section 2.03 below), to more closely tie the interests of such key employees to those of Entergy shareholders and to provide incentive to key employees through the use of equity incentives.

1.02 Scope and Duration

     (a)  Awards under the Plan may be granted in the following forms:

       (1) Options ("Options") as described in Article V and related equity maintenance rights as described in Article V;

       (2) Shares of Common Stock of Entergy which are restricted as provided in Article VI ("Restricted Shares");

       (3) Shares of Common Stock of Entergy which are subject to attainment of certain Performance Goals during a Performance Period as provided in Article VII ("Performance Shares"); and

       (4) Equity Awards and related benefits as described in Article VIII ("Equity Awards").

     (b) Subject to Section 10.01, the maximum aggregate of 30 million (30,000,000) shares of Common Stock shall be available for delivery pursuant to Awards (as defined in Section 2.01) of Options, Restricted Shares, Performance Shares, Equity Awards or Additional Equity Awards granted from time to time under the Plan. Shares of Common Stock delivered under this Plan shall be authorized but unissued shares or open market shares of Entergy. Shares of Common Stock purchased on the open market shall be purchased and held, in such manner, as from time to time determined by the Committee, so that such shares are not returned to the status of authorized but unissued shares of Entergy but are available for Awards under the Plan. Shares of Common Stock covered by Awards which are not  earned,  or  which  are forfeited or  terminated  for  any reason,  and  Options  which expire unexercised  or  which  are exchanged for other Awards, shall again be available for subsequent Awards under the Plan. Shares received in connection with the exercise of Options by delivery of other shares of Common Stock, and shares related to that portion of an Award utilized for the payment of withholding taxes shall again be available for Awards under the Plan. Shares of Common Stock which are surrendered by reason of forfeiture, or which are received in connection with the exercise of Options by delivery of other shares of Common Stock, shall be held by such person or persons (including, but not limited to, Entergy, any Subsidiary, or any employee or agent thereof, or any agent of the Plan), and in such manner, as from time to time shall be directed by the Committee, so that such shares are not returned to the status of authorized but unissued shares of Entergy, but are available for subsequent Awards under the Plan. Except to the extent used for the payment of withholding taxes, cash dividends or cash dividend equivalents, any Award, or portion thereof, which is settled in cash shall be applied against the maximum allocation of shares. Shares of Common Stock that are delivered to a Participant under the Plan as a result of the reinvestment of cash dividends or dividend equivalents in conjunction with Awards shall be applied against the maximum allocation of shares.


                              ARTICLE II

                              DEFINITIONS

The following words and phrases shall have the respective meanings under the Plan as hereinafter set forth unless the context clearly requires a different meaning:

2.01 "Award" shall mean the beneficial interest in or right to any Option, Restricted Shares, Performance Shares or Equity Awards granted from time to time under the Plan by the Committee subject to such restrictions, terms and conditions as the Committee may determine.

2.02 "Board" shall mean the Board of Directors of Entergy Corporation.

2.03 "Cause" shall mean:

     (a) willful and continuing failure by System Management Participant to substantially perform System Management Participant's duties (other than such failure resulting from the System Management Participant's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the System Management Participant) that has not been cured within 30 days after a written demand for substantial performance is delivered to the System Management Participant by the board of directors of the Employer, which demand specifically identifies the manner in which the board believes that the System Management Participant has not substantially performed the System Management Participant's duties; or

     (b) the willful engaging by the System Management Participant in conduct which is demonstrably and materially injurious to any System Company, monetarily or otherwise; or

     (c) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse affect on System Management Participant's ability to carry out System Management Participant's duties or upon the reputation of any System Company; or

     (d) a material violation by System Management Participant of any agreement System Management Participant has with a System Company; or

     (e) unauthorized disclosure by System Management Participant of the confidences of any System Company.

     For purposes of clauses (a) and (b) of this definition, no act, or failure to act, on System Management Participant's part shall be deemed "willful" unless done, or omitted to be done, by System Management Participant not in good faith and without reasonable belief that System Management Participant's act, or failure to act, was in the best interest of Employer.

2.04 "Change in Control" shall mean:

     (a) the purchase or other acquisition by any person, entity or group of persons, acting in concert within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 25 percent or more of either the shares of common stock outstanding immediately following such acquisition or the combined voting power of Entergy Corporation's voting securities entitled to vote generally and outstanding immediately following such acquisition, other than any such purchase or acquisition in connection with a Non-CIC Merger (defined in subsection (b) below);

     (b) the consummation of a merger or consolidation of Entergy Corporation, or any direct or indirect subsidiary of Entergy Corporation with any other corporation, other than a Non-CIC Merger, which shall mean a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, or the board of directors of the entity surviving such merger or consolidation, or the board of directors of any parent thereof (unless the failure of such individuals to comprise at least such a majority is unrelated to such merger or consolidation);

     (c) the stockholders of Entergy Corporation approve a plan of complete liquidation or dissolution of Entergy Corporation or there is consummated an agreement for the sale or disposition by Entergy Corporation of all or substantially all of Entergy Corporation's assets; or

     (d) any change in the composition of the Board such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Entergy Corporation) whose appointment or election by the Board or nomination for election by Entergy Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 1, 2000 or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof.

     Provided, however, that no Change in Control shall be deemed to occur solely by virtue of (1) the insolvency or bankruptcy of Entergy Corporation; or (2) the transfer of assets of Entergy Corporation to an affiliate of Entergy Corporation, provided such affiliate assumes the obligations of the Plan and agrees to continue uninterrupted the rights of the System Management Participants under the Plan; or (3) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Entergy Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Entergy Corporation immediately following such transaction or series of transactions.

2.05 "Change in Control Period" shall mean the period commencing ninety (90) days prior to and ending twenty-four (24) calendar months following a Change in Control.

2.06 "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendment or successor provisions to such section and any regulation under such section.

2.07 "Committee"  shall  mean the Committee provided  for  in  Section
     3.01. Notwithstanding the foregoing, from and after the date immediately preceding the commencement of a Change in Control Period "Committee" shall mean (a) the individuals (not fewer than two in number) who, on the date six months before the commencement of the Change in Control Period, constitute the Committee under Section 3.01, plus (b) in the event that fewer than two individuals are available from the group specified in clause (a) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (b)).

2.08 "Common Stock" shall mean shares of common stock of Entergy Corporation and the common stock of any successor corporation by merger or reorganization.

2.09 "Covered Employee" shall mean an Employee who is a "covered employee" as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, or who the Committee believes will be such a covered employee for a Plan Year, and who the Committee believes will have remuneration in excess of $1,000,000 for the applicable period, as provided in Section 162(m) of the Code.

2.10 "Employee" shall mean a key employee of a System Company who is selected by the Committee, in its sole discretion, to participate in the Plan.

2.11 "Employer" shall mean, except as otherwise determined by the Committee, with respect to a given Participant and a given Award, the System Company for whom such Participant is employed at the time an Award is granted under this Plan.

2.12 "Entergy" shall mean Entergy Corporation, a Delaware corporation, and any successor of such corporation as a result of any reorganization or merger.

2.13 "Equity Award" shall mean an Award of a unit whose value is related to the value of shares of Common Stock but does not represent actual shares of Common Stock at the time such an Award is granted.

2.14 "Fair Market Value" shall mean the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape on the date the respective Award is granted or such other value as the Committee may determine represents the then current traded value of a share of Common Stock.

2.15 "Good Reason" shall mean the occurrence, without the System Management Participant's express written consent, of any of the following events during the Change in Control Period:

     (a) the substantial reduction or alteration in the nature or status of the System Management Participant's duties or responsibilities from those in effect on the date immediately preceding the first day of the Change in Control Period, other than an insubstantial and inadvertent act that is remedied by the System Company employer promptly after receipt of notice thereof given by the System Management Participant and other than any such alteration primarily attributable to the fact that Entergy Corporation may no longer be a public company;

     (b) a reduction of 5% or more in System Management Participant's annual rate of base salary as in effect immediately prior to commencement of a Change in Control Period, which shall be calculated exclusive of any bonuses, overtime, or other special payments, but including the amount, if any, the System Management Participant elects to defer under: (1) a cash or deferred arrangement qualified under Code Section 401(k); (2) a cafeteria plan under Code Section 125; (3) the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, or any successor or replacement plan; and (4) any other nonqualified deferred compensation plan, agreement, or arrangement in which the System Management Participant may hereafter participate or be a party;

     (c) requiring System Management Participant to be based at a location outside of the continental United States and other than his primary work location as it existed on the date immediately preceding the first day of the Change in Control Period, except for required travel on business of any System Company to an extent substantially consistent with the System Management Participant's present business obligations;

     (d) failure by System Company employer to continue in effect any compensation plan in which System Management Participant participates immediately prior to the commencement of the Change in Control Period which is material to System Management Participant's total compensation, including but not limited to compensation plans in effect, including stock option, restricted stock, stock appreciation right, incentive compensation, bonus and other plans or any substitute plans adopted prior to the Change in Control Period, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by System Company employer to continue System Management Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the System Management Participant's participation relative to other participants, as existed immediately prior to the Change in Control; or

     (e) failure by System Company employer to continue to provide System Management Participant with benefits substantially similar to those enjoyed by System Management Participant under any of the System Company's pension, savings, life insurance, medical, health and accident, or disability plans in which System Management Participant was participating immediately prior to the Change in Control Period; the taking of any other action by System Company employer which would directly or indirectly materially reduce any of such benefits or deprive System Management Participant of any material fringe benefit enjoyed by System Management Participant immediately prior to commencement of the Change in Control Period, or the failure by System Company employer to provide System Management Participant with the number of paid vacation days to which System Management Participant is entitled on the basis of years of service with the System in accordance with the System Company's normal vacation policy in effect at the time of the Change in Control.

     System Management Participant's right to terminate his employment for Good Reason shall not be affected by System Management Participant's incapacity due to physical or mental illness. System Management Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason.

2.16 "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of System Management Participant's em ployment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the terminating employer's board of directors at a meeting of such board of directors which was called and held for the purpose of considering such termination (after reasonable notice to System Management Participant and an opportunity for System Management Participant, together with System Management Participant's counsel, to be heard before that board) finding that, in the good faith opinion of the board, System Management Participant was guilty of conduct set forth in the definition of Cause herein, and specifying the particulars thereof in detail.

2.17 "Options" shall mean any nonstatutory stock options granted under the Plan.

2.18 "Participant" shall mean any Employee who is granted an Award under the Plan; provided, however, that Covered Employees and Employees who are determined by the Committee to be officers, within the meaning of Rule 16(a) of the Securities Exchange Act of 1934, as amended, and Section 312.03(a) of the New York Stock Exchange Rules shall not be eligible to participate in this Plan.

2.19 "Performance Goals" shall mean the goals for a Performance Period which are established by the Committee against which performance will be measured.

2.20 "Performance Period" shall mean the period designated by the Committee during which Performance Goals must be attained.

2.21 "Performance Shares" shall mean shares of Common Stock of Entergy Corporation which are awarded subject to attainment of Performance Goals during the applicable Performance Period. Notwithstanding the foregoing, the Committee has sole discretion and is authorized to grant dollar value equivalent units in lieu of Performance Shares, in which case any reference to Common Stock of Entergy Corporation shall mean its dollar value equivalent.

2.22 "Plan" shall mean the Entergy Corporation and Subsidiaries Equity Award Plan, as from time to time amended.

2.23 "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

     (a) Entergy Corporation or any affiliate or subsidiary company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or

     (b) the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred; or

     (c) any System Company or any person or entity publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

     (d) any person or entity becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time), either directly or indirectly, of securities of Entergy Corporation representing 20% or more of either the then outstanding shares of common stock of Entergy Corporation or the combined voting power of Entergy Corporation's then outstanding securities (not including in the calculation of the securities beneficially owned by such person or entity any securities acquired directly from Entergy Corporation or its affiliates).

2.24 "Qualifying Event" shall mean the occurrence of one of the following within the Change in Control Period:

     (a) The System Management Participant's employment is terminated by Employer other than for Cause; or

     (b) The System Management Participant terminates his System employment for Good Reason.

     For purposes of this Plan, the following shall not constitute Qualifying Events: (1) System Management Participant's death; or
     (2) System Management Participant becoming disabled under the terms of the Entergy Corporation Companies' Benefits Plus Long Term Disability ("LTD") Plan.

2.25 "Restricted Shares" shall mean shares of Common Stock of Entergy Corporation which are awarded subject to restrictions on the holder's right to sell, transfer, pledge or assign such shares and with such other restrictions as the Committee may determine in accordance with the provisions of Article VI of the Plan. Notwithstanding the foregoing, the Committee has sole discretion and is authorized to grant dollar value equivalent units in lieu of Restricted Shares, in which case any reference to Common Stock of Entergy Corporation shall mean its dollar value equivalent.

2.26 "System" shall mean Entergy Corporation and all System Companies and, except in determining whether a Change in Control has occurred, shall include any successor thereto.

2.27 "System Company" shall mean Entergy Corporation and any corporation 80% or more of whose stock (based on voting power) or value is owned, directly or indirectly, by Entergy Corporation and any partnership or trade or business which is 80% or more controlled, directly or indirectly, by Entergy Corporation, and, except in determining whether a Change in Control has occurred, shall include any successor thereto.

2.28 "System Management Level" shall mean the applicable management level set forth below:

     (a) System Management Level 1 (Chief Executive Officer and Chairman of the Board of Entergy Corporation);

     (b) System Management Level 2 (Presidents and Executive Vice Presidents within the System);

     (c)  System Management Level 3 (Senior Vice Presidents within the
       System); and

     (d)  System Management Level 4 (Vice Presidents within the System).

2.29 "System Management Participant" shall mean a Participant who, immediately prior to the commencement of a Change in Control Period, is (a) at one of the System Management Levels set forth in Section 2.28; and (b) eligible to participate in the System Executive Continuity Plan of Entergy Corporation and Subsidiaries.

                              ARTICLE III

                            ADMINISTRATION

3.01 Committee. The Plan shall be administered by the Personnel Committee or any successor thereto of the Board or such other committee as determined by the Board (the "Committee").

3.02 Powers of Committee. The Committee shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of this Plan:

     (a) To grant Options, to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the key employees and outside directors to whom, and the time or times at which Options shall be granted and the number of shares to be covered by each Option;

     (b) To determine which Options, if any, shall be accompanied by additional equity maintenance rights as described in Section 5.02;

     (c) To grant Restricted Shares and to determine the term of the Restricted Period (as defined in Article VI) and restrictions, forfeiture provisions and other conditions applicable to such Restricted Shares, the key employees and outside directors to whom, and the time or times at which, Restricted Shares shall be granted;

     (d) To grant Performance Shares and to determine the Performance Goals, Performance Period and other conditions applicable to such Performance Shares, the key employees and outside directors to whom, and the time or times at which, Performance Shares shall be granted;

     (e) To grant or establish Equity Award Accounts pursuant to the terms of Article VIII, to determine restrictions related to such Equity Awards and any allocations to or distributions from such Equity Award Accounts, the key employees and outside directors to whom and the time or times when participation therein shall be permitted hereunder and the number of Equity Awards to be allocated to such Equity Award Accounts for Participants;

     (f)  To interpret the Plan subject to the terms of Section 3.04;

     (g) To prescribe, amend and rescind rules and regulations relating to the Plan subject to the terms of Section 3.04;

     (h) To determine the terms and provisions of the Options, Restricted Shares, Performance Shares or Equity Award agreements (which need not be identical) and to cause the respective Employers to enter into such agreements with such Participants in connection with Awards under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

3.03 Delegation of Duties. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ attorneys, consultants, accountants or other persons and the Committee, Entergy and its officers and directors shall be entitled to rely upon the advice, opinions or evaluations of any such persons.

3.04 Interpretations. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, Entergy and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or Awards made hereunder, and all members and agents of the Committee shall be fully protected by Entergy in respect of any such action, determination or interpretation. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective Awards and make all other determinations it deems necessary or advisable for the administration of the Plan.

3.05 Non-Uniform Determinations. The Committee's determinations under the Plan, including without limitation, determinations as to the key employees to receive Awards, the terms and provisions of such Awards and the agreement(s) evidencing the same, need not be uniform and may be made by it selectively among the key employees who receive or are eligible to receive Awards under the Plan, whether or not such key employees are similarly situated.

3.06 Reliance on Reports and Certificates. The Committee may rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by an actuary, accountant, counsel or other person who may from time to time be employed or engaged for such purposes.

3.07 Claims Administration. The Committee may appoint and, in its sole discretion, remove a Claims Administrator and/or Claims Appeal Administrator to administer claims for benefits under the Plan in accordance with its terms, and, pursuant to Section 3.03, such delegees shall have all powers, authority, and discretion necessary or proper for such purpose. In the absence of such appointment, the Committee shall be the Claims Administrator and Claims Appeal Administrator.

3.08 Filing Benefit Claims. Any claim asserting entitlement to a benefit under the Plan must be asserted within ninety (90) days after the event giving rise to the claim by sending written notice of the claim to the Claims Administrator. The written notice of the claim must be accompanied by any and all documents, materials, or other evidence allegedly supporting the claim for benefits. If the claim is granted, the claimant will be so notified in writing by the Claims Administrator.

3.09 Claims of Good Reason/Cause During Change in Control Period. Solely for purposes of any determination regarding the existence of Good Reason or Cause during a Change in Control Period, any position taken by the System Management Participant shall be presumed to be correct unless Employer establishes to the Committee by clear and convincing evidence that such position is not correct.

3.10 Denial  or  Partial  Denial of Benefit  Claims.   If  the  Claims
     Administrator denies a claim for benefits in whole or part, the Claims Administrator shall notify the claimant in writing of the decision within ninety (90) days after the claim has been received by the Claims Administrator. In the Claim Administrator's sole discretion, the Claims Administrator may extend the time to decide the claim for an additional ninety (90) days, by giving written notice of the need for such an extension any time prior to the expiration of the initial ninety-day period. The Claims Administrator, in its sole discretion, reserves the right to request specific information from the claimant, and reserves the right to have the claimant examined or tested by
     person(s) employed or compensated by the Plan.   If the claim  is
     denied or partially denied, the Claims Administrator shall provide the claimant with written notice stating:

    (a) the specific reasons for the denial of the claim (including the facts upon which the denial was based) and reference to any pertinent plan provisions on which the denial is based;

    (b) if applicable, a description of any additional material or information necessary for claimant to perfect the claim and an explanation of why such material or information is necessary; and

    (c) an explanation of the claims review appeal procedure including the name and address of the person or Committee to whom any appeal should be directed.

3.11 Appeal of Claims That Are Denied or Partially Denied.  The
     claimant may request review of the Claims Administrator's denial or partial denial of a claim for Plan benefits. Such request must be made in writing within 60 days after claimant has received notice of the Claims Administrator's decision and shall include with the written request for an appeal any and all documents, materials, or other evidence which claimant believes supports his or her claim for
     benefits.   The written request for an appeal, together with all
     documents, materials, or other evidence which claimant believes supports his or her claim for benefits should be addressed to the Claims Administrator, who will be responsible for submitting the appeal for review to the Claims Appeal Administrator.

3.12  The Appeal Process.  The Claims Administrator will submit the appeal to the Claims Appeal Administrator for review of the denial or partial denial of the claim. Within sixty (60) days after the receipt of claimant's appeal, claimant will be notified of the final decision of the Claims Appeal Administrator, unless, in the Claims Appeal Administrator's sole discretion, circumstances require an extension of this period for up to an additional sixty (60) days. If such an extension is required, the Claims Appeal Administrator shall notify claimant of this extension in writing before the expiration of the initial sixty-day period. During the appeal, the Claims Appeal Administrator, in its sole discretion, reserves the right to request specific information from the claimant, and reserves the right to have the claimant examined or tested by person(s) employed or compensated
     by the Plan.   The final decision of the Claims Appeal Administrator
     shall set forth in writing the facts and plan provisions upon which the decision is based. All decisions of the Claims Appeal Administrator are final and binding on all employees, Participants, their beneficiaries, or other claimants.

3.13 Judicial Proceedings for Benefits. No claimant may file suit in court to obtain benefits under the Plan without first completely exhausting all stages of this claims review process. In any event, no legal action seeking Plan benefits may be commenced or maintained against the Plan more than ninety (90) days after the Claims Appeal Administrator's decision on appeal.



                              ARTICLE IV

                             PARTICIPATION

4.01 Eligibility. Key employees of any System Company, who, in the opinion of the Committee, have significant responsibility for the continued growth, development and financial success of the Companies shall be eligible to be granted Awards under the Plan; provided, however, that Covered Employees and Employees who are determined by the Committee to be officers, within the meaning of Rule 16(a) of the Securities Exchange Act of 1934, as amended, and Section 312.03(a) of the New York Stock Exchange Rules shall not be eligible to participate in this Plan. Subject to the provisions of the Plan, the Committee shall from time to time select from such eligible persons those to whom Awards shall be granted and determine the amount of such Award. No Employee shall have any vested right to be granted an Award under the Plan.

4.02 Dividend Equivalents. In the discretion of the Committee, an Award made in the form of an Equity Award may provide, subject to such restrictions, terms and conditions as the Committee may establish, for (i) the crediting to the account of, or the current payment to, each Participant who has such an Award of an amount equal to cash dividends and stock dividends (collectively, "Dividends") paid by Entergy upon one share of Common Stock for each share of Common Stock subject to each Equity Award ("Dividend Equivalents"), or (ii) the deemed reinvestment of such Dividend Equivalents in the form of additional Equity Awards credited to the Participant's Equity Award Account ("Additional Equity Awards").


                               ARTICLE V

                             STOCK OPTIONS

5.01 General Provisions. The Committee may grant Options to such key employees whom the Committee determines to be eligible pursuant to the terms of Article IV. Such Options shall be in such form and upon such terms and conditions as the Committee shall from time to time determine, subject to the following:

     (a) Option Price. The Option Price of each Option to purchase Common Stock shall be determined by the Committee, but shall not be less than the Fair Market Value on the date the Option is granted. For purposes of this section, the option price of an option granted under this Plan to contemporaneously replace an option rescinded under the Equity Ownership Plan of Entergy Corporation and Subsidiaries ("EOP") shall be equal to the Fair Market Value on the date the option was originally granted under the EOP.

     (b) Term of Options. No Option shall be exercisable prior to six months, or after ten years, from the date such Option is granted. Solely for purposes of determining whether the required six months have lapsed from the date of grant prior to the exercise of an option under this Article V, an option granted under this Plan to contemporaneously replace an option rescinded under the EOP shall be deemed to have been granted on the original grant date of the rescinded option.

     (c) Payment of Option Price. The purchase price of the shares as to which an Option is exercised shall be paid in accordance with such terms and conditions and by such means as the Committee shall determine.

     (d) Exercise of Options. Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement between the Participant and the Employer, as the Committee shall determine; provided, that such determinations are not inconsistent with the other provisions of the Plan. The Committee may, in its discretion, accelerate the ability to exercise any Option in whole or in part at any time. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.

     (e) Non-Transferability of Options. Options granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code, and Options and rights may be exercised during the lifetime of the Participant only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the foregoing sentence, Options may be transferred to family members or charities. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect.

     (f) Maximum Number of Shares. The total number of shares of Common Stock which any single Participant may be allowed to purchase pursuant to the exercise of Options granted under this Plan shall not exceed 25% of the total number of shares of Common Stock available under this Plan, subject to adjustment in the same manner as provided in Section 10.01.

5.02 Equity Maintenance. If the Participant exercises an Option during the term of his employment with a System Company and, subject to Committee approval, pays the purchase price (or any portion thereof) of the shares of Common Stock as to which such Option applies through the surrender of shares of outstanding Common Stock previously held in the Participant's name, the Committee may, in its discretion, grant to such Participant an additional Option to purchase the number of shares of Common Stock equal to the shares of Common Stock so surrendered by such Participant. Any such additional Options granted by the Committee shall be exercisable at the Fair Market Value of Common Stock determined as of the respective dates such additional Options may be granted. As stated above, such additional Options may be granted only in connection with the exercise of Options by the Participant during the term of his active employment with a System Company. The grant of such additional Options under this
     Section 5.02 shall be made upon such other terms and conditions as the Committee may from time to time determine consistent with
     Section 5.01 above.



                              ARTICLE VI

                        RESTRICTED SHARE AWARDS

6.01 Grant of Restricted Shares. The Committee may award Restricted Shares to such key employees whom the Committee determines to be eligible pursuant to the terms of Article IV. An Award of Restricted Shares may be subject to restrictions on transfer and forfeitability provisions, all as the Committee may determine. Such Restricted Shares shall be awarded based on such other terms and conditions as the Committee shall from time to time determine subject to the provisions of the Plan; provided, however, the Participant shall be entitled to any voting rights relative to such Restricted Shares during the Restricted Period as defined below.

6.02 Award  and  Delivery of Restricted Shares. At the  time  an
     Award of Restricted Shares is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such an Award. Each Award of Restricted Shares may have a different Restricted Period. The Committee may, in its sole discretion, at the time an Award is made, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the satisfaction of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Shares.

6.03 Dividends on Restricted Shares. Any and all cash and stock dividends paid with respect to the Restricted Shares shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements (including, without limitation, the reinvestment of such dividends in the form of Equity Awards) as the Committee may, in its discretion, determine.

6.04 Forfeiture. Upon the forfeiture of any Restricted Shares (including any additional Restricted Shares which may result from the reinvestment of cash and stock dividends in accordance with such rules as the Committee may establish pursuant to Section 6.03), such forfeited shares shall be surrendered. The Participant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any additional shares received pursuant to Section 10.01 due to recapitalization, mergers, or the like.

6.05 Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Section 6.02, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, if applicable, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be.


                              ARTICLE VII

                       PERFORMANCE SHARE AWARDS

7.01 Award of Performance Shares. The Committee may award Performance Shares to such key employees whom the Committee determines to be eligible pursuant to the terms of Article IV. An Award of Performance Shares shall be subject to the attainment of specified Performance Goals during a Performance Period, both of which the Committee may determine. Performance Goals can be based on one or more business criteria that apply to the Participant, a business unit or Entergy Corporation as a whole, or any combination thereof.

7.02 Delivery of Performance Shares. Delivery of Performance Shares shall not be made until after the end of the Performance Period.

                             ARTICLE VIII

                             EQUITY AWARDS

8.01 Issuance of Equity Awards. An Equity Award may be granted to such key employees as the Committee determines pursuant to the terms of Article IV. In addition, the Committee may permit such key employees to purchase Equity Awards under such terms and conditions as the Committee, in its discretion, may determine. In the case of a purchase, the Equity Award shall be in the form of units, each of which represents one share of Common Stock, the purchase price of which shall not be less than 80% of the closing price of a share of Common Stock as reported on the New York Stock Exchange Composite Tape on the date such award is purchased. Key employees who are permitted to purchase Equity Awards shall make the election to do so at least six (6) months in advance of the purchase of the Equity Award. Equity Awards shall be allocated to a Participant's respective Equity Award Account (as defined in Section 8.03) at such time or times, in such amounts, subject to such restrictions and in accordance with such terms and conditions as the Committee, in its discretion, may determine.

8.02 Funding. In the case of Equity Awards granted under the Plan, no shares of Common Stock shall be issued at the time the Award is made, and Entergy, the Employer and Plan, or any one of them, shall not be required to set aside a fund for the payment of any such Award.

8.03 Equity Award Accounts. An Equity Award granted to a key employee shall be credited to an Equity Award Account (the "Equity Award Account") established and maintained for such Participant. The Equity Award Account of a Participant shall be the record of Equity Awards granted to him under the Plan, solely for accounting purposes and, as provided in Section 8.02 above, shall not require a segregation of any Entergy or Subsidiary assets.

8.04 Maturity of Equity Awards. All Equity Awards granted to a Participant (including all Additional Equity Awards as defined in
     Section 4.02 related to such Equity Awards) shall become fully matured at time or times or under such circumstances as the Committee shall from time to time determine.

8.05 Payment of Equity Awards. A Participant who has received an Equity Award allocated to his Equity Award Account shall be entitled to receive a distribution from the Employer with respect to each then mature Equity Award allocated to his Equity Award Account at such time or times, and in such form, which may include shares, cash or a combination thereof, as the Committee shall determine.

8.06 Non-Transferability. Equity Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.


                              ARTICLE IX

                 TERMINATION OR AMENDMENT OF THE PLAN

9.01 Termination and Amendment. Subject to Section 11.03, the Committee may suspend, terminate, modify or amend the Plan at any time. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination.


                               ARTICLE X

                          GENERAL PROVISIONS

10.01 Adjustments Upon Changes in Capitalization. Notwithstanding
      any other provision of the Plan, the Committee may, at any time, make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options, Restricted Shares, Performance Shares or Equity Awards as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of distributions to  holders  of  Common Stock other than a normal cash  dividend, changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. Any such determination by the Committee shall be conclusive.

10.02 Fractional Shares. The Employer shall not be required to deliver any fractional share of Common Stock but may pay, in lieu thereof, the Fair Market Value of such fractional share to the Participant or the Participant's beneficiary or estate, as the case may be. For purposes of this Section 10.02, the Fair Market Value shall be determined as of the following dates: (a) the date on which restrictions lapse for Restricted Shares, (b) the date of delivery of Performance Shares (c) the maturity date for Equity Awards, or (d) in any case, such other date as the Committee may determine.

10.03 Tax Withholdings. Subject to such terms and conditions as may be established by the Committee, the Participant shall pay to Entergy any amount necessary to satisfy applicable federal, state or local tax withholding requirements attributable to an Award of Options, Restricted Shares, Performance Shares or Equity Awards under this Plan promptly upon notification of the amounts due. The Committee may permit such amount to be paid by the Participants to be withheld from the shares of Common Stock that otherwise would be distributed to such Participant upon the exercise of an Option, the lapse of restrictions applicable to Restricted Shares, the payment of Performance Shares or the maturity of Equity Awards, as applicable, or a combination of cash and shares of such Common Stock.

10.04 Legal and Other Requirements. The obligation of Entergy  or its Subsidiaries to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by Entergy. Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate.

10.05 Effective Date. The Plan shall become effective as of  June
      1, 2000.

10.06 Written Agreements. Each Award of Options, Restricted Shares, Performance Shares or Equity Awards shall be evidenced by a written agreement which shall contain such restrictions, terms and conditions as the Committee may require. Notwithstanding anything to the contrary contained in the Plan, neither Entergy nor its Subsidiaries bear any obligation to grant any Awards under the Plan to any Participant hereunder unless such Participant shall execute all appropriate agreements with respect to such Awards in such form as the Committee may determine from time to time.

10.07 Effect on Other Plans. Awards may be granted singly, in combination or in tandem (except where prohibited by applicable law) and may be made in combination or tandem with or as alternatives to, awards or grants under any other employee plan maintained by Entergy or its Subsidiaries; provided that the adoption of the Plan shall have no effect on awards made or to be made pursuant to other stock plans covering the employees of a System Company or its successors thereto. Awards under the Plan shall not constitute earnings for purposes of any pension plan covering employees of a System Company except as otherwise expressly provided in any such pension plan.

10.08 Right to Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any key employee the right to continue in the employment of Entergy or any Subsidiary or affect any right which Entergy or any Subsidiary may have to terminate the employment of such key employee.

10.09 Notices.  Every direction, revocation or notice  authorized or required by the Plan shall be deemed delivered to Entergy on the date it is personally delivered to the Secretary of Entergy at its principal executive offices or three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to a Participant on the date it is personally delivered to him or three business days after it is sent by registered or certificate mail, postage prepaid, addressed to him at the last address shown for him on the records of Entergy and its Subsidiaries.

10.10 Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and rights and benefits granted hereunder shall be determined in conformity with the laws of the State of Louisiana, to the extent not preempted or controlled by the laws of the United States and regulations thereunder.


                              ARTICLE XI

                           CHANGE IN CONTROL

11.01 Accelerated Vesting of Performance Shares. Notwithstanding
      anything stated herein to the contrary, but subject to the forfeiture provisions of this Section 11.02 and any federal securities law restrictions on sale and exercise, if during a Change in Control Period there should occur a Qualifying Event with respect to a System Management Participant, the number of Performance Shares and Performance Share units, as applicable, the System Management Participant shall be entitled to receive under the Plan with respect to any Performance Period that precedes or includes the day on which the Change in Control Period commences shall be determined as if the System Management Participant satisfied the remaining performance requirements at System Management Participant's target level with
      respect to such Performance Period(s).   However, any Performance
      Shares and Performance Share units, as applicable, that were not fully vested prior to the date of such Qualifying Event shall continue to be subject to forfeiture upon the occurrence of any of the following:

    (a) Without System Company employer permission, System Management Participant removes, copies, or fails to return if he or she has already removed, any property belonging to one or all of the System Companies, including, but not limited to, the original or any copies of any records, computer files or disks, reports, notes, documents, files, audio or video tapes, papers of any kind, or equipment provided by any one or all of the System Companies or created using property of or for the benefit of one or all of the System Companies.

     (b) During System Management Participant's employment and for 2 years thereafter, other than as authorized by a System Company or as required by law or as necessary for the System Management Participant to perform his duties for a System Company employer, System Management Participant shall disclose to any person or entity any non-public data or information concerning any System Company, in which case System Management Participant shall be required to repay any Plan benefits previously received by him. Disclosure of information pursuant to subpoena, judicial process, or request of a governmental authority shall not be deemed a violation of this provision, provided that System Management Participant gives the System Company immediate notice of any such subpoena or request and fully cooperates with any action by System Company to object to, quash, or limit such request; or

     (c) System Management Participant engages in any employment (without the prior written consent of his last System employer) either individually or with any person, corporation, governmental agency or body, or other entity in competition with, or similar in nature to, any business conducted by any System Company at any time within the Applicable Period (defined below) and commencing upon termination of employment, where such competing employer is located in, or servicing in any way customers located in, those parishes and counties in which any System Company services customers during such Applicable Period, in which case System Management Participant shall be required to repay any Plan benefits previously received by him. For purposes of this Section, Applicable Period shall mean:

       (1) two (2) years for System Management Participants at System Management Levels 1 and 2 at the commencement of the Change in Control Period, provided, however, that the two-year Applicable Period shall be extended to three (3) years if otherwise permissible under applicable law;

       (2) two (2) years for System Management Participants at System Management Level 3 at the commencement of the Change in Control Period; and

       (3)    one (1) year for System Management Participants at
          System Management Level 4 at the commencement of the Change in Control Period.

       However, if the stated Applicable Periods described herein shall be impermissible under applicable law, then the Applicable Period for purposes of this Plan shall be the maximum time period allowed under applicable law for a covenant not to compete.

11.02 Commencement Date of Awards.   Notwithstanding anything
      stated herein to the contrary, but subject to the forfeiture provisions of Section 11.01 and any federal securities law restrictions on sale and exercise, if during a Change in Control Period there should occur a Qualifying Event with respect to a System Management Participant:

     (a)  all restrictions shall be lifted on any Options, Restricted
       Shares, and Restricted Share units, as applicable, granted to a System Management Participant under the Plan prior to the occurrence of such Qualifying Event; and

     (b) the System Management Participant may elect to receive all Awards payable to him under the Plan on the first day of any month following the System Management Participant's termination.

11.03 No Benefit Reduction. Notwithstanding anything stated above to the contrary, an amendment to, or termination of, the Plan following a Change in Control shall not reduce the Awards granted under this Plan through the date of any such amendment or termination. In no event shall a System Management Participant's Awards under this Plan following a Change in Control be less than such System Management Participant's Awards under this Plan immediately prior to the Change in Control Period, subject, however, to the forfeiture provisions referenced in Section 11.01 as in existence on the date immediately preceding the commencement date of the Change in Control Period. In addition, no provision of this Plan may be modified, waived, or discharged during the two-year period commencing on the date of a Potential Change in Control, unless such modification, waiver, or discharge is agreed to in writing and signed by the affected System Management Participant and by the Committee.

11.04 Source of Payments. Within thirty (30) days following the date of a Change in Control, each System Company shall make a single irrevocable lump sum contribution to the Trust for Deferred Payments of Entergy Corporation and Subsidiaries ("Trust") pursuant to the terms and conditions described in such Trust. Each System Company's contribution shall be in an amount equal to the total Awards granted to such System Company's Plan System Management Participants under the Plan through the date of any such Change in Control. If one or more of a System Company's System Management Participants shall continue to be employed by a System Company after such a Change in Control, each calendar year the System Company shall, as soon as possible, but in no event longer than thirty (30) days following the end of such calendar year, make an irrevocable contribution to the Trust in an amount that is necessary in order to maintain a lump sum amount credited to the System Company's Plan account under the Trust that is equal to the total unpaid Awards granted to such System Company's System Management Participants as of the end of each applicable calendar year. Notwithstanding the foregoing in this Section to the contrary, a System Company may make contributions to the Trust prior to a Change in Control in such amounts as it shall determine in its complete discretion. The Trust is intended as a "grantor" trust under the Internal Revenue Code and the establishment and funding of such Trust is not intended to cause System Management Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.


IN WITNESS WHEREOF, the Entergy Corporation has caused this Plan document to be executed by its duly authorized representative, effective as of the 31st day of August, 2000.

                          ENTERGY CORPORATION
                              through the undersigned duly
                              authorized representative

                              __________________________
                              C. GARY CLARY
                              Senior Vice-President,
                              Human Resources and Administration
                              for Entergy Services, Inc.